    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1997

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          EXTENDED STAY AMERICA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              36-3996573
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                     NUMBER)
                          450 EAST LAS OLAS BOULEVARD
                         FT. LAUDERDALE, FLORIDA 33301
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

              STUDIO PLUS HOTELS, INC. 1995 STOCK INCENTIVE PLAN;
                                      AND
             STUDIO PLUS HOTELS, INC. 1995 NON-EMPLOYEE DIRECTORS'
                             STOCK INCENTIVE PLAN
                           (FULL TITLE OF THE PLANS)

                               ----------------

                                  COPIES TO:
           ROBERT A. BRANNON                   D. MARK MCMILLAN, ESQ.
SENIOR VICE PRESIDENT, CHIEF FINANCIAL           BELL, BOYD & LLOYD
   OFFICER, SECRETARY AND TREASURER            70 WEST MADISON STREET
      EXTENDED STAY AMERICA, INC.              CHICAGO, ILLINOIS 60602
      450 EAST LAS OLAS BOULEVARD                  (312) 372-1121
     FT. LAUDERDALE, FLORIDA 33301
            (954) 713-1600
                     (NAME, ADDRESS, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                      PROPOSED       PROPOSED
                                       AMOUNT         MAXIMUM        MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF            TO BE       OFFERING PRICE   AGGREGATE     REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED (1)   PER UNIT (2)  OFFERING PRICE      FEE
----------------------------------------------------------------------------------------------
Common Stock, par value $.01 per     1,316,252
 share...........................      Shares          $10.96     $14,426,121.92   $4,371.56
----------------------------------------------------------------------------------------------

(1) This registration statement also covers an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of the respective plans pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").
(2) This amount reflects an aggregate of 1,316,252 shares of Common Stock which are issuable pursuant to options granted at a weighted average exercise price of $10.96 per share under the following plans: the Studio Plus Hotels, Inc. 1995 Stock Incentive Plan -- 1,242,620 shares; the Studio Plus Hotels, Inc. 1995 Non-Employee Directors' Stock Incentive Plan -- 73,632 shares.

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

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

  Not required to be included herewith.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

  Not required to be included herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE.

  This registration statement on Form S-8 relates to the registration of shares of common stock of Extended Stay America, Inc. (the "Company"), par value $.01 per share (the "Common Stock").

  The Company incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (2) The Company's Current Reports on Form 8-K dated January 16, 1997 (as amended on Form 8-K/A dated January 16, 1997) and February 5, 1997; and

    (3) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form S-1 (Reg. No. 33-98452), which description is incorporated by reference in the Company's registration statement on Form 8-A filed on December 8, 1995 for the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments thereto.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

  Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees.

  The Company's Restated Certificate of Incorporation and Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

  The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

  Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Inapplicable.

ITEM 8. EXHIBITS

  The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is hereby incorporated by reference.

ITEM 9. UNDERTAKINGS

  (a) The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)-(g) Inapplicable.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (i)-(j) Inapplicable.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FT. LAUDERDALE, STATE OF FLORIDA, ON APRIL 18, 1997.

                                          Extended Stay America, Inc.

                                              /s/ George D. Johnson, Jr.
                                          By: _________________________________
                                                 George D. Johnson, Jr.
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby appoints George D. Johnson, Jr. and Robert A. Brannon, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 18, 1997.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
       PRINCIPAL EXECUTIVE OFFICER:


      /s/ George D. Johnson, Jr.            President and Chief Executive Officer
___________________________________________
          George D. Johnson, Jr.

       PRINCIPAL FINANCIAL OFFICER:
         /s/ Robert A. Brannon              Senior Vice President, Chief Financial
___________________________________________   Officer, Secretary, and Treasurer
             Robert A. Brannon

       PRINCIPAL ACCOUNTING OFFICER:
         /s/ Gregory R. Moxley              Vice President and Controller
___________________________________________
             Gregory R. Moxley


                 SIGNATURE                                     TITLE
                 ---------                                     -----
       A MAJORITY OF THE DIRECTORS:
         /s/ H. Wayne Huizenga              Director
___________________________________________
             H. Wayne Huizenga

                                            Director
___________________________________________
              Donald F. Flynn

      /s/ George D. Johnson, Jr.            Director
___________________________________________
          George D. Johnson, Jr.

        /s/ Stewart H. Johnson              Director
___________________________________________
            Stewart H. Johnson

           /s/ John J. Melk                 Director
___________________________________________
               John J. Melk

           /s/ Peer Pedersen                Director
___________________________________________
               Peer Pedersen

                          EXTENDED STAY AMERICA, INC.

                                 EXHIBIT INDEX

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
     -------                       ----------------------
      4.1    Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
              Statement on Form S-1, Registration No. 33-98452)
      4.2    Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement
              on Form S-1, Registration No. 33-98452)
      4.3    Specimen certificate representing shares of Common Stock
              (incorporated by reference to Exhibit 4.1 to the Company's
              Registration Statement on Form S-1, Registration No. 33-98452)
      4.4    Studio Plus Hotels, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to Studio Plus Hotels, Inc.'s
              ("Studio Plus") Registration Statement on Form S-8, Registration
              No. 333-09907)
      4.5    Studio Plus Hotels, Inc. 1995 Non-Employee Directors' Stock
              Incentive Plan (incorporated by reference to Exhibit 4.3 to
              Studio Plus' Registration Statement on Form S-8, Registration No.
              333-09923)
      4.6    Form of Option Notice and Assumption Agreement between the
              Company, Studio Plus, and approximately 35 option holders (the
              "Studio Plus Option Holders") entered into in April 1997
      4.7(a) Form of Stock Option Agreement between the Company and certain of the Studio Plus Option Holders
      4.7(b) Form of Incentive Stock Option Agreement between the Company and certain of the Studio Plus Option Holders
      4.7(c) Form of Non-Employee Director Stock Option Agreement between the
              Company and certain of the Studio Plus Option Holders
      5.1    Opinion of Bell, Boyd & Lloyd
     23.1    Consent of Coopers & Lybrand L.L.P.
     23.2    Consent of Bell, Boyd & Lloyd (contained in Exhibit 5.1)
     24.1    Power of Attorney (included on the signature page of this
              registration statement)